UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10429 South 51st Street, Suite 235 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 24, 2014, GlyEco, Inc., a Nevada corporation (the “Company”), held its 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) in Phoenix, AZ.

At the close of business on August 29, 2014, the record date for the determination of stockholders entitled to vote at the 2014 Annual Meeting, the Company had 58,190,649 shares of common stock issued and outstanding. The holders of 36,722,608 shares of stock were represented either in person or by proxy at the 2014 Annual Meeting, therefore constituting a quorum.

At the 2014 Annual Meeting, the stockholders of the Company voted on the following proposals:

Proposal No. 1: Election of Directors

The stockholders elected John Lorenz, Michael Jaap, Richard Q. Opler, Keri Smith, Dwight Mamanteo, David Ide, and Melvin L. Keating as directors of the Company to serve for a one-year term or until their successors have been elected and qualified.  The voting results were as follows:

Name	Votes For	Votes Withheld	Votes Abstained	Broker Non-Votes
John Lorenz	25,361,257	273,321	0	11,088,030
Michael Jaap	24,928,856	705,722	0	11,088,030
Richard Q. Opler	24,926,878	707,700	0	11,088,030
Keri Smith	24,943,278	691,300	0	11,088,030
Dwight Mamanteo	25,609,277	25,301	0	11,088,030
David Ide	25,489,378	145,200	0	11,088,030
Melvin L. Keating	25,488,878	145,700	0	11,088,030

Proposal No. 2: Ratification of Appointment of Semple, Marchal & Cooper, LLP

The stockholders ratified the appointment of Semple, Marchal & Cooper, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
35,686,230	721,832	314,546	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: October 29, 2014	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)